EXHIBIT 10.5

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is made as of the 31st day of May, 2020, by Toh Kok Soon (“Pledgor”), in favor Toga Limited (the “Secured Party”). Pledgor hereby agrees with the Secured Party as follows:

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, of even date herewith, between Eostre Sdn. Bhd., a Malaysia corporation (“Eostre”), Hamidah Bibi A/P Seraj Din, Ahmad Hizar Bin Sainol Abdin, Toga Limited, Toh Kok Soon and Lim Jun Hao (including all exhibits attached thereto, collectively, the “Stock Purchase Agreement”), 1,000,000 ordinary shares of Eostre (the “Shares”) were issued and sold to Pledgor and paid for by Secured Party;

WHEREAS, in connection therewith: (i) Pledgor has agreed to issue to the Secured Party a secured promissory note (the “Note”) in the aggregate principal amount of RM1,000,000, and (ii) Pledgor and Secured Party have agreed to secure the Note with a pledge of the Shares, and deliver them to Secured Party’s custody until the Note is satisfied in full, pursuant to the terms of the Note.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of all of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

AGREEMENT

1. Pledge of Collateral and Delivery of Pledged Collateral.

1.1 Pledgor hereby pledges and assigns to the Secured Party and grants to the Secured Party a security interest in all of the Collateral described in Section 2 below, whether now owned or hereafter acquired, now or at any time hereafter in the possession, custody or control of the Secured Party or its agents, whether held for safekeeping, in a safe deposit box, or otherwise (the “Collateral”) to secure prompt payment and full performance of the obligations described in Section 3 below (all such obligations, collectively the “Obligations”). The pledge of the Collateral pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral securing the performance by the Pledgor of its obligations under the Note. This Security Agreement shall terminate upon the payment or satisfaction in full of the Obligations.

1.2 All certificates or instruments representing or evidencing the Collateral shall be delivered, on behalf of the Secured Party, to the Secured Party’s designated agent, Alexander Henderson (the “Agent”), on or prior to the execution and delivery of this Security Agreement in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Secured Party.

2. Collateral. The Collateral consists of the following:

2.1 The Shares, now owned beneficially and of record by Pledgor, Pledgor’s fully-executed Stock Power in favor of Secured Party attached as an exhibit to the Stock Purchase Agreement, and all cash, dividends, other securities, instruments, rights (including voting rights, subject to the terms and conditions of this Security Agreement) and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, and in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for the Secured Party and agrees immediately to deliver the same to the Agent in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as the Secured Party may reasonably request to establish, protect or perfect the Secured Party’s interest in respect of such Collateral; and

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2.2 All other property hereafter delivered to the Agent on behalf of the Secured Party by Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends and other rights, and, in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for the Secured Party and agrees immediately to deliver the same to the Agent in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as the Secured Party may reasonably request to establish, protect or perfect the Secured Party’s interest in respect of such Collateral; and

2.3 All proceeds of all of the foregoing.

3. Obligations. The Obligations secured under this Security Agreement are the obligations of Pledgor under the Note and this Security Agreement, and all extensions, amendments, modifications and renewals of any of the foregoing.

4. Covenants of Pledgor. Until the Obligations are paid in full, Pledgor agrees to:

4.1 Not create, incur, assume or permit to exist any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, except those approved in writing by the Secured Party;

4.2 Promptly pay and discharge before the same become delinquent all taxes, assessments and governmental charges or levies imposed on Pledgor or any of the Collateral;

4.3 Not sell, encumber, or otherwise dispose of or transfer any Collateral, or any right or interest therein;

4.4 Appear in and defend, at Pledgor’s own expense, any action or proceeding which may affect Pledgor’s title to the Secured Party’s interest in the Collateral;

4.5 Procure or execute and deliver, from time to time, in form and substance satisfactory to the Secured Party in its discretion reasonably exercised, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates or other writings reasonably deemed necessary or appropriate by the Secured Party to perfect, maintain or protect the Secured Party’s security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as the Secured Party may request to effectuate the intent of this Security Agreement; and

4.6 Provide the Secured Party with such other information pertaining to the Collateral as the Secured Party may reasonably request from time to time.

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5. Authorized Action by the Secured Party.

5.1 Pledgor hereby irrevocably appoints the Secured Party as its attorney-in-fact to do (but the Secured Party shall not be obligated to and shall not incur any liability to Pledgor or any third party for failure so to do), upon an Event of Default and while such Event of Default is continuing, any act which Pledgor is obligated by this Security Agreement to do, and to exercise such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to:

5.1.1 collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

5.1.2 enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by the Secured Party pursuant to the provisions of the Note;

5.1.3 protect and preserve the Collateral;

5.1.4 transfer the Collateral to its own or its nominee’s name; and

5.1.5 take such action, as shall be authorized in the Note.

5.2 All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

6. Voting. Secured Party, or its respective nominee or nominees, shall have the sole and exclusive right to exercise all voting powers pertaining to the Shares constituting the Collateral, and shall exercise such powers in such manner as the Secured Party may elect, and Pledgor hereby grants the Secured Party an irrevocable proxy, coupled with an interest to vote such shares of stock; provided, however, that such proxy shall terminate upon termination of the Secured Party’s security interest in the Collateral.

7. Default and Remedies.

7.1 Event of Default. The occurrence of any Event of Default under and as defined in the Note shall constitute an Event of Default of this Security Agreement (herein “Event of Default”).

7.2 Remedies upon Default. Upon the occurrence of any Event of Default (giving effect to applicable cure periods) and while such Event of Default is continuing, the Secured Party may, at its option, without notice to or demand on Pledgor, declare all Obligations immediately due and payable, and the Secured Party shall have all the default rights and remedies of a secured party under applicable law. Such rights shall include, without limitation the following:

7.2.1 Without limiting the Secured Party’s obligations under the California Uniform Commercial Code or other applicable law, the right to have the Collateral, or any part thereof, transferred to the Secured Party’s own names or to the names of their nominees and to cause a certificate or certificates representing the Collateral consisting of Shares to be issued in the name of, and to be delivered to and held by or for the account of, the Secured Party, whereupon the Secured Party shall have all of the rights, privileges, powers and remedies appurtenant to and arising from the ownership of the Collateral; and

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7.2.2 The right to sell, transfer, assign or deliver as much of the Collateral as is reasonably necessary to repay the obligations of Pledgor under the Note, including those obligations which are accelerated by reason of the Event of Default (together with expenses attendant upon such sale and repayment), at public or private sale, as the Secured Party may elect, either for cash or on credit, without assumption of any credit risk (so long as the Secured Party reasonably believes at the time of such sale on credit that the purchaser is able to satisfy the obligations for which credit is granted) thereof and without demand or advertisement (unless otherwise required by law). The Secured Party may have resort to the Collateral or any portion thereof with no requirement on the part of the Secured Party to proceed first against any other person or property.

8. Cumulative Rights. The rights, powers and remedies of the Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party under any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

9. Waiver. Any forbearance, failure or delay by the Secured Parties in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Secured Party. Pledgor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power prior to pursuing Pledgor in respect of the Obligations.

10. Binding Upon Successors. All rights of the Secured Party under this Security Agreement shall inure to the benefit of their successors and assigns, and all obligations of Pledgor shall bind the representatives, executors, administrators, heirs, successors and assigns of the Pledgor. Pledgor may not assign this Security Agreement without the prior written consent of the Secured Party.

11. Severability; Amendment. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Security Agreement may not be modified, altered or amended except by a written agreement signed by the parties hereto.

12. Return; Acquittance. The Secured Party may at any time deliver any Collateral to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance in respect of the Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

13. References. The singular includes the plural. The captions or titles of the sections of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties set forth in the Stock Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder.

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15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws as set forth in the Stock Purchase Agreement.

16. Specific Performance. Each of the parties acknowledge and agree that other parties would be irreparably damaged if any of the provisions of this Security Agreement are not performed in accordance with their specific terms and that any breach of this Security Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Security Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, without posting any bond or other undertaking.

17. Counterparts. This Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, however, that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

18. Construction. This Security Agreement is the result of negotiations among, and has been reviewed by, Pledgor and the Secured Party and their respective counsel. Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Pledgor or the Secured Party.

[THIS SPACE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

PLEDGOR:

By:	/s/ Toh Kok Soon
Name:	Toh Kok Soon

[Signature pages of Secured Party to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

SECURED PARTY:

Toga Limited

By:	/s/ Alexander D. Henderson
Name:	Alexander D. Henderson
Title:	Chief Financial Officer